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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF MACKIE DESIGNS INC.
                            AS OF DECEMBER 31, 1996


                                      State of Incorporation or
Subsidiary                            Country in which Organized
------------------------              --------------------------
Mackie Sales Corporation              Barbados